EXHIBIT 23.1



                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form 8-K/A (No.000-26620) of Accom, Inc. of our report dated February 11, 1998 relating to the financial statements of Scitex Digital Video, Inc., which appears in the Current Report on Form 8-K/A of Accom, Inc.


PricewaterhouseCoopers LLP

San Jose, California
April 6, 2000